Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2014 THIRD QUARTER RESULTS

Third Quarter 2014 Highlights:
•Record net sales of $462 million
•Diluted earnings per share of $0.53 ($0.60 adjusted) from continuing operations
•Distribution net sales increased 13.0% to a record $309 million
•Organic sales per sales day* growth of 1.7% at Distribution
•Aerospace operating profit margin of 17.4%
•Free cash flow* generation of $28 million

BLOOMFIELD, Connecticut (November 3, 2014) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third quarter ended September 26, 2014.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the three months ended
	September 26, 2014	September 27, 2013	Change
Net sales from continuing operations:
Distribution	$308,571	$272,951	$35,620
Aerospace	153,761	150,712	3,049
Net sales	$462,332	$423,663	$38,669

Operating income from continuing operations:
Distribution	$13,272	$14,675	$(1,403)
Aerospace	26,813	27,638	(825)
Net loss on sale of assets	(47)	—	(47)
Corporate expense	(14,082)	(10,892)	(3,190)
Operating income	$25,956	$31,421	$(5,465)

Adjusted EBITDA*:
Distribution	$17,454	$17,627	$(173)
Aerospace	30,715	31,435	(720)
Net loss on sale of assets	(47)	—	(47)
Corporate expense	(12,698)	(9,449)	(3,249)
Adjusted EBITDA*	$35,424	$39,613	$(4,189)

Adjusted diluted earnings per share from continuing operations*	$0.60	$0.68	$(0.08)

Neal J. Keating, Chairman, President and Chief Executive Officer, stated, "While we faced several challenges during the third quarter we are pleased that Aerospace continued to deliver improved margin performance and Distribution achieved its fourth consecutive quarter of organic sales growth. In addition, we generated very strong free cash flow during the quarter, which provides us the ability to increase our free cash flow outlook for the year.

Distribution achieved sales growth of 13.0%; our highest rate of growth since the second quarter of 2011. Organic sales growth trends through mid-September were favorable; however, we experienced significantly weaker sales in late September, reducing our organic growth for the quarter to 1.7%. In addition, the first phase of our ERP implementation went live during the quarter causing a larger sales disruption than anticipated. We remained focused on servicing our customers and deployed additional resources after go-live to support our operations. Despite the impact this had on our results for the quarter, we have gained important experience from this critical phase of the implementation that will improve our future implementation efforts. Profit performance was also impacted by the higher expenses associated with our sales force expansion which we believe will provide positive momentum as we enter 2015.

Aerospace continues to deliver strong profit performance with sequential operating margin improvement to 17.4%. We are currently preparing the first of the New Zealand SH-2G(I) aircraft for acceptance by the New Zealand Ministry of Defence and expect this to occur in the next few weeks. We have had a number of program wins and contract extensions during the quarter and, more recently, we are pleased that the Peruvian Navy has agreed to buy New Zealand’s existing fleet of SH-2s. We are negotiating final terms with General Dynamics Canada and are prepared to provide upgrades and overhaul services for these aircraft. Once under contract, we expect program activities to commence later this year. Quoting activity remains high and there are a number of programs that would fit nicely with our capabilities and would allow us to expand our presence on a number of key platforms."

Distribution Segment

Table 2. Summary of Distribution Segment Information (in thousands)
	For the three months ended			For the nine months ended
	September 26, 2014	September 27, 2013	Change	September 26, 2014	September 27, 2013	Change
Net sales	$308,571	$272,951	$35,620	$877,627	$800,352	$77,275
Operating income	$13,272	$14,675	$(1,403)	$39,826	$32,974	$6,852
% of sales	4.3%	5.4%	(1.1)%	4.5%	4.1%	0.4%

The increase in sales in the third quarter resulted from $31.1 million in sales from acquisitions and an increase of $4.6 million in organic sales. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. (See Table 6 for additional details regarding the Segment's sales per sales day* performance.)

The decrease in operating income in the third quarter was driven by higher operating expenses, primarily related to net costs associated with our sales force expansion, an increase in incentive compensation, severance costs recorded during the period, higher depreciation expense and the impact associated with our ERP implementation. These increases were partially offset by the addition of operating income from 2013 and 2014 acquisitions.

Aerospace Segment

Table 3. Summary of Aerospace Segment Information (in thousands)
	For the three months ended			For the nine months ended
	September 26, 2014	September 27, 2013	Change	September 26, 2014	September 27, 2013	Change
Net sales	$153,761	$150,712	$3,049	$457,726	$443,111	$14,615
Operating income	$26,813	$27,638	$(825)	$75,515	$77,227	$(1,712)
% of sales	17.4%	18.3%	(0.9)%	16.5%	17.4%	(0.9)%

Sales for the third quarter increased due to higher shipments of the JPF to the U.S. Government, work performed on our SH-2G(I) contract with New Zealand and the delivery of three cabins under our AH-1Z program. These increases were partially offset by reduced deliveries of the JPF to foreign militaries, a reduction in shipments on our Sikorsky BLACK HAWK helicopter program, decreased volume for our Egypt SH-2G(E) upgrade and Learjet 85 programs, and lower sales of engineering design services.

Operating margin in the third quarter was lower than the prior year primarily due to lower commercial sales of the JPF to foreign militaries and decreased volume under our Egypt SH-2G(E) upgrade program. These decreases were partially offset by work performed on our SH-2G(I) contract with New Zealand and higher sales to the U.S. Government under the JPF program.

Chief Financial Officer, Robert D. Starr, said, "Aerospace delivered a solid performance for the quarter, with a 17.4% operating margin, due to continued strong performance for our bearings products and the New Zealand Program. While we are pleased with this performance, our year over year margin results were lower largely due to the mix of our JPF sales in the quarter which shifted from higher margin direct commercial sales to lower margin USG sales. We have lowered our Aerospace sales outlook to reflect project delays and timing of deliveries for certain aerostructure programs. Based upon our anticipated fourth quarter sales mix we have raised our full-year operating profit margin outlook to 16.8% to 17.0%.

Distribution sales grew 13.0% to a record $309 million due to the contribution of B.W. Rogers and continued organic sales growth. We have reduced our sales outlook to reflect the estimated disruption related to our ERP implementation and to account for lower organic growth rate expectations that are largely attributable to weakness in the domestic mining sector, project delays within our Automation, Control and Energy product platform and continued sales weakness in Mexico. Our revised margin outlook reflects the deleveraging impact associated with the decrease in sales and the impact of the ERP roll-out.

We are reducing our Corporate expense outlook by $1 million to approximately $51 million, excluding costs associated with the sale of the idle facility in Moosup, based on favorable trends through the third quarter driven by our cost control initiatives.

Finally, given our better than anticipated performance in free cash flow during the quarter we are raising our outlook for the year to $55 million to $60 million."

2014 Outlook

Our updated 2014 outlook is as follows:

•	Distribution:

◦	Sales of $1,185 million to $1,195 million

◦	Operating margins of 4.5% to 4.6%

•	Aerospace:

◦	Sales of $630 million to $640 million

◦	Operating margins of 16.8% to 17.0%

•	Interest expense of approximately $13.5 million

•	Corporate expenses of approximately $51 million, excluding $2.3 million of charges related to the sale of the idle facility in Moosup, CT

•	Estimated annualized tax rate of approximately 34%

•	Depreciation and amortization expense of approximately $38 million

•	Capital expenditures of $30 million to $35 million

•	Free cash flow* in the range of $55 million to $60 million

Please see the MD&A section of the Company's SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, November 4, 2014, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 543-6403 and from outside the U.S. at (617) 213-8896; (passcode: 21442305); or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (888) 286-8010 or (617) 801-6888 using the passcode: 76923004. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 4. Summary of Segment Information (in thousands)
	For the three months ended		For the nine months ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Net sales:
Distribution	$308,571	$272,951	$877,627	$800,352
Aerospace	153,761	150,712	457,726	443,111
Net sales	$462,332	$423,663	$1,335,353	$1,243,463

Operating income:
Distribution	$13,272	$14,675	$39,826	$32,974
Aerospace	26,813	27,638	75,515	77,227
Net gain (loss) on sale of assets	(47)	—	(215)	(100)
Corporate expense	(14,082)	(10,892)	(40,494)	(33,896)
Operating income	$25,956	$31,421	$74,632	$76,205

Depreciation and Amortization:
Distribution
Depreciation	$2,142	$1,408	$4,969	$4,185
Amortization	2,040	1,544	5,564	4,504
Total	$4,182	$2,952	$10,533	$8,689
Aerospace
Depreciation	$3,037	$2,977	$9,119	$8,730
Amortization	865	820	2,549	2,434
Total	$3,902	$3,797	$11,668	$11,164
Corporate
Depreciation	$988	$1,055	$3,154	$2,709
Amortization	396	388	1,182	1,158
Total	$1,384	$1,443	$4,336	$3,867

Non-GAAP Measure Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated on our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and increased capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-month and nine-month periods ended September 26, 2014 and September 27, 2013.

Table 5. Adjusted EBITDA (in thousands)
	For the three months ended		For the nine months ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Adjusted EBITDA
Distribution
Operating Income	$13,272	$14,675	$39,826	$32,974
Depreciation and Amortization	4,182	2,952	10,533	8,689
Adjusted EBITDA	$17,454	$17,627	$50,359	$41,663

Aerospace
Operating Income	$26,813	$27,638	$75,515	$77,227
Depreciation and Amortization	3,902	3,797	11,668	11,164
Adjusted EBITDA	$30,715	$31,435	$87,183	$88,391

Corporate expense
Operating expense	$(14,082)	$(10,892)	$(40,494)	$(33,896)
Depreciation and Amortization	1,384	1,443	4,336	3,867
Adjusted EBITDA	$(12,698)	$(9,449)	$(36,158)	$(30,029)

Net (loss) gain on sale of assets	(47)	—	(215)	(100)
Total Adjusted EBITDA	$35,424	$39,613	$101,169	$99,925

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differ.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the Company's Form 10-Q filed with the Securities and Exchange Commission on November 3, 2014. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating organic sales per sales day.

Table 6. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the three months ended		For the nine months ended
		September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Current period
Net sales: Distribution		$308,571	$272,951	$877,627	$800,352
Acquisition sales		31,069	17,785	63,605	66,158
Organic sales		$277,502	$255,166	$814,022	$734,194
Sales days		63	63	189	190
Organic sales per sales day for the current period	a	$4,405	$4,050	$4,307	$3,864

Prior period
Net sales from the prior year		$272,951	$258,282	$800,352	$763,779
Sales days from the prior year		63	63	190	191
Organic sales per sales day from the prior year	b	$4,333	$4,100	$4,212	$3,999

% change in organic sales per sales day	(a-b)÷b	1.7%	(1.2)%	2.3%	(3.4)%

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Table 7. Free Cash Flow (in thousands)
	For the nine months ended	For the six months ended	For the three months ended
	September 26, 2014	June 27, 2014	September 26, 2014
Net cash provided by (used in) operating activities	43,469	11,763	$31,706
Expenditures for property, plant & equipment	(22,188)	(18,058)	(4,130)
Free Cash Flow	$21,281	$(6,295)	$27,576

Table 8. Free Cash Flow - 2014 Outlook (in millions)	2014 Outlook

Free Cash Flow:
Net cash provided by operating activities	$85.0	to	$95.0
Expenditures for property, plant and equipment	30.0	to	35.0
Free Cash Flow	$55.0	to	$60.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 9. Debt to Capitalization (in thousands)
	September 26, 2014	December 31, 2013
Notes payable	$—	$559
Current portion of long-term debt	12,500	10,000
Long-term debt, excluding current portion	325,526	264,655
Debt	338,026	275,214
Total shareholders' equity	547,737	511,292
Capitalization	$885,763	$786,506
Debt to capitalization	38.2%	35.0%

Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share - Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share are defined as net earnings and diluted earnings per share, less items that are not indicative of the operating performance of the business for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statement of Operations” from the Company's Form 10-Q filed with the Securities and Exchange Commission on November 3, 2014.

Table 10. Reconciliation of Non-GAAP Financial Information - Net Earnings
(In thousands except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
NET EARNINGS:
GAAP Earnings from continuing operations, as reported	$14,873	$18,695	$42,524	$43,741
Costs associated with the sale of Moosup	1,544	—	1,544	—
Severance costs at Distribution	367	—	367	—
Non-GAAP adjusted net earnings from continuing operations	$16,784	$18,695	$44,435	$43,741

GAAP diluted earnings per share from continuing operations	$0.53	$0.68	$1.53	$1.61
Costs associated with the sale of Moosup	0.06	—	0.06	—
Severance costs at Distribution	0.01	—	0.01	—
Non-GAAP adjusted diluted earnings per share from continuing operations	$0.60	$0.68	$1.60	$1.61

Diluted weighted average shares outstanding	27,862	27,233	27,766	27,062

Non-GAAP adjusted operating income for Distribution - Non-GAAP adjusted operating income for Distribution are defined as operating income for Distribution, less items that are not indicative of the operating performance of Distribution for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted operating income to evaluate performance period over period, to analyze the underlying trends in our segments and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted operating profit for Distribution using Footnote 14, Segment and Geographic Information, to the condensed consolidated financial statements from the Company's Form 10-Q filed with the Securities and Exchange Commission on November 3, 2014.

Table 11. Reconciliation of Non-GAAP Financial Information - Operating Segments
(In thousands)
	For the Three Months Ended		For the Nine Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$308,571	$272,951	$877,627	$800,352
GAAP operating income from continuing operations - Distribution segment	$13,272	$14,675	$39,826	$32,974
% of GAAP net sales from continuing operations	4.3%	5.4%	4.5%	4.1%
Severance costs at Distribution	$550	$—	$550	$—
Non-GAAP adjusted operating income - Distribution segment	$13,822	$14,675	$40,376	$32,974
% of adjusted net sales	4.5%	5.4%	4.6%	4.1%

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company's SH-2G Super Seasprite maritime helicopters and K-MAX® medium-to-heavy lift helicopters.  The company is a leading distributor of industrial parts, and operates more than 200 customer service locations and five distribution centers across North America.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management.

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the conclusion to government inquiries or investigations regarding government programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders for the U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance and future contributions; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; and (xxii) other risks and uncertainties set forth herein and in our 2013 Form 10-K.

Any forward-looking information provided in this report should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Net sales	$462,332	$423,663	$1,335,353	$1,243,463
Cost of sales	332,827	304,806	961,653	893,083
Gross profit	129,505	118,857	373,700	350,380
Selling, general and administrative expenses	103,502	87,436	298,853	274,075
Net loss on sale of assets	47	—	215	100
Operating income	25,956	31,421	74,632	76,205
Interest expense, net	3,444	3,113	10,060	9,344
Other expense, net	252	(21)	541	368
Earnings from continuing operations before income taxes	22,260	28,329	64,031	66,493
Income tax expense	7,387	9,634	21,507	22,752
Earnings from continuing operations	14,873	18,695	42,524	43,741
Earnings from discontinued operations, net of taxes	(94)	64	285	64
Gain on disposal of discontinued operations, net of taxes	—	420	—	420
Total earnings from discontinued operations, net of taxes	(94)	484	285	484
Net earnings	$14,779	$19,179	$42,809	$44,225

Earnings per share:
Basic earnings per share from continuing operations	$0.55	$0.70	$1.57	$1.64
Basic earnings per share from discontinued operations	—	—	0.01	—
Basic earnings per share from disposal of discontinued operations	—	0.02	—	0.02
Basic earnings per share	$0.55	$0.72	$1.58	$1.66

Diluted earnings per share from continuing operations	$0.53	$0.68	$1.53	$1.61
Diluted earnings per share from discontinued operations	—	—	0.01	—
Diluted earnings per share from disposal of discontinued operations	—	0.02	—	0.02
Diluted earnings per share	$0.53	$0.70	$1.54	$1.63
Average shares outstanding:
Basic	27,113	26,770	27,025	26,721
Diluted	27,862	27,233	27,766	27,062
Dividends declared per share	$0.16	$0.16	$0.48	$0.48

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	September 26, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$9,760	$10,384
Accounts receivable, net	259,035	205,873
Inventories	379,301	390,495
Deferred income taxes	25,953	30,128
Income tax refunds receivable	3,329	2,297
Other current assets	28,564	26,028
Total current assets	705,942	665,205
Property, plant and equipment, net of accumulated depreciation of $181,431 and $167,282, respectively	150,025	148,508
Goodwill	242,154	203,923
Other intangible assets, net	98,645	89,449
Deferred income taxes	6,274	10,287
Other assets	23,262	23,259
Total assets	$1,226,302	$1,140,631
Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable	$—	$559
Current portion of long-term debt	12,500	10,000
Accounts payable – trade	119,873	119,482
Accrued salaries and wages	43,501	33,677
Advances on contracts	1,351	9,470
Other accruals and payables	53,387	54,095
Income taxes payable	—	673
Total current liabilities	230,612	227,956
Long-term debt, excluding current portion	325,526	264,655
Deferred income taxes	3,691	3,855
Underfunded pension	75,495	85,835
Other long-term liabilities	43,241	47,038
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,479,386 and 27,189,922 shares issued, respectively	27,479	27,190
Additional paid-in capital	143,615	133,517
Retained earnings	469,262	439,441
Accumulated other comprehensive income (loss)	(83,346)	(81,121)
Less 381,250 and 330,487 shares of common stock, respectively, held in treasury, at cost	(9,273)	(7,735)
Total shareholders’ equity	547,737	511,292
Total liabilities and shareholders’ equity	$1,226,302	$1,140,631

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Nine Months Ended
	September 26, 2014	September 27, 2013
Cash flows from operating activities:
Earnings from continuing operations	$42,524	$43,741
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	26,537	23,720
Accretion of convertible notes discount	1,439	1,366
Provision for doubtful accounts	499	1,100
Net loss on sale of assets	215	100
Net loss on derivative instruments	615	130
Stock compensation expense	4,307	4,056
Excess tax benefit from share-based compensation arrangements	(766)	(350)
Deferred income taxes	7,837	2,619
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(41,127)	(33,354)
Inventories	19,558	(14,269)
Income tax refunds receivable	(1,037)	(3,099)
Other current assets	(1,598)	(1,371)
Accounts payable - trade	(6,009)	(4,814)
Accrued contract losses	(1,613)	(565)
Advances on contracts	(8,119)	16,063
Other accruals and payables	11,986	(1,762)
Income taxes payable	(712)	(2,263)
Pension liabilities	(8,430)	(5,208)
Other long-term liabilities	(2,637)	(1,016)
Net cash provided by (used in) operating activities of continuing operations	43,469	24,824
Net cash provided by operating activities of discontinued operations	285	484
Net cash provided by (used in) operating activities	43,754	25,308
Cash flows from investing activities:
Proceeds from sale of assets	41	111
Expenditures for property, plant & equipment	(22,188)	(30,118)
Acquisition of businesses	(77,018)	(19,934)
Other, net	(1,205)	(642)
Cash used in investing activities of continuing operations	(100,370)	(50,583)
Cash used in investing activities of discontinued operations	—	—
Cash used in investing activities	(100,370)	(50,583)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	66,978	30,116
Debt repayment	(5,000)	(5,000)
Net change in book overdraft	1,893	3,617
Proceeds from exercise of employee stock awards	5,387	4,002
Purchase of treasury shares	(845)	(644)
Dividends paid	(12,950)	(12,806)
Other	—	(51)
Windfall tax benefit	766	350
Cash provided by financing activities of continuing operations	56,229	19,584
Cash provided by financing activities of discontinued operations	—	—
Cash provided by financing activities	56,229	19,584
Net increase (decrease) in cash and cash equivalents	(387)	(5,691)
Effect of exchange rate changes on cash and cash equivalents	(237)	150
Cash and cash equivalents at beginning of period	10,384	16,593
Cash and cash equivalents at end of period	$9,760	$11,052